UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2004

CLICKABLE ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23737	82-0290939
(State of Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)		Number)

2 Madison Avenue, Suite 209, Larchmont, NY	10538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 699-5190

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 15, 2004, Clickable Enterprises, Inc. (the “Company”) sold 1,200 unregistered shares of Series A Convertible Preferred Stock, par value $.001 per share, in a private placement to AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC (the “Investors”) under a Securities Purchase Agreement (the “Purchase Agreement”). A copy of the Purchase Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

On October 15, 2004, in connection with the Purchase Agreement, the Company and the Investors also entered into an amendment (the “Debentures Amendment”) of the terms of certain outstanding convertible debentures in the aggregate original principal amount of approximately $2.5 million, which are held by the Investors and which were originally issued by the Company to the Investors in June 2001, August 2001, May 2002, June 2003, November 2003 and January 2004. A copy of the Debenture Amendment is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

On November 16, 2004, the Company filed a Report on Form 8-K relating to these transactions, but did not include the exhibits attached to this Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	Securities Purchase Agreement dated as of October 15, 2004 among the Company and the Investors.

4.2	Debentures Amendment dated as of October 15, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLICKABLE ENTERPRISES, INC.

Dated: January 2, 2008	By:	/s/ Nicolas Cirillo Jr.
President